EXIBIT 99.1
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1 Helen of Troy Plaza
El Paso, TX 79912
915-225-8000

immediate release
HELEN OF TROY LIMITED
REPORTS RECORD SALES AND EARNINGS
FOR FOURTH QUARTER AND FISCAL YEAR 2005

Fourth Quarter Sales Increase 13%
Fourth Quarter Net Earnings Increase 59%
Fiscal Year Sales Increase 22%
Fiscal Year Net Earnings Increase 26%

EL PASO, Texas, May 12 - Helen of Troy Limited (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported record sales and earnings for the fourth quarter and fiscal year ended February 28, 2005.

Fourth quarter sales increased 13 percent to $127,617,000 from $112,911,000 in the same period of the prior year. Net earnings for the fourth quarter was $11,984,000 or $0.37 per diluted share versus $7,518,000 or $0.23 per diluted share for the year earlier quarter, an increase in net earnings of 59 percent. Net earnings from continuing operation for the fourth quarter was $11,984,000 or $0.37 per diluted share versus $16,298,000 or $0.50 per diluted share for the year earlier quarter, a decrease in net earnings of 26 percent

Full year net sales increased 22 percent to $581,549,000 from $474,868,000 in the prior year. Full year net earnings from continuing operations was $76,672,000 or $2.36 per diluted share compared with $71,562,000 or $2.29 per diluted share for the prior year, a net increase from continuing operations of 7 percent. Full year net loss from discontinued operations, was $222,000 or ($0.01) per diluted share, versus a net loss from discontinued operations, including goodwill impairment, of $11,040,000 or ($0.35) per diluted share a year ago. Net earnings for the year was $76,450,000 or $2.35 per diluted share compared with $60,522,000 or $1.94 per diluted share in the prior year, an increase in net earnings for the year of 26 percent. Current and prior year period operating results reflect the discontinued operations related to the sale of Tactica International, Inc. effective April 29, 2004.

Helen of Troy also reported that during the fourth quarter of fiscal 2005, the Company settled the Internal Revenue Service tax audit for fiscal years 2000 through 2002 and has therefore decreased the previously provided tax reserves by $2 million related to those audits in the fourth quarter of fiscal 2005.

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Helen of Troy’s balance sheet includes cash of $22 million, no outstanding borrowings on the $75 million revolving line of credit, and stockholders’ equity of $421 million at February 28, 2005, which represents an increase of $70 million in stockholders’ equity from February 29, 2004. Inventory at year end was $137 million.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the results stated, “We have just completed another record sales and earnings fourth quarter and fiscal year, and we currently anticipate another record year in fiscal 2006. The corporate initiatives for Helen of Troy in Fiscal 2006 are as follows:
▪	OXO International
•  Growth of existing products and new categories
•  Completion of OXO integration into Helen of Troy operations
▪	Build upon the Idelle Labs product categories of grooming, skin and hair care brands
▪	Build upon European and Latin American appliance business
▪	Pursue strategic acquisitions in personal care and housewares categories
▪	Leverage investment in capacity and infrastructure through available synergies

“As previously announced, Helen of Troy is building a 1,200,000 square foot distribution center in Southaven, Mississippi, which will expand its eastern United States distribution capacity to accommodate the distribution needs of the Company’s recently acquired OXO International business. The state of the art warehouse and distribution center will increase the Company’s presence in Southaven, Mississippi to 1,200,000 square feet from 619,000. This new distribution center will replace our existing facility and will also provide for projected increased sales and for anticipated strategic acquisitions.

“Sales for the full fiscal year 2006 are expected to be in the range of $615 million to $640 million, an increase of 6 to 10 percent. Full fiscal year diluted earnings per share are expected to be in the range of $2.50 to $2.60, an increase of 6 to 11 percent over prior year diluted earnings per share of $2.35,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 11 a.m. ET today, Thursday, May 12, 2005. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through June 30, 2005.

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Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, trash and automotive categories. The Company’s products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., and Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy’s owned brands include OXO®, Good Grips® , Brut®, Vitalis®, Final Net®, Ammens®, Condition 3-in-1®, Skin Milk®, TimeBlock®, Epil-Stop®, Dazey®, Caruso®, Karina®, DCNL™, Nandi™, Isobel™ and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, and Wigo® owned brands to the professional beauty salon industry.

This press release contains certain forward-looking statements, which are subject to change. The forward looking statement included in this press release among others include the statement regarding the projected sales and earnings for the fiscal year ending February 28, 2006. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The actual results may differ materially from those described in any forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended February 28, 2005.

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HELEN OF TROY LIMITED AND SUBSIDIARIES
Consolidated Condensed Statements of Income
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended				For the Twelve Months Ended
	2/28/2005		2/29/2004		2/28/2005		2/29/2004

Net sales	$127,617	100.00%	$112,911	100.00%	$581,549	100.00%	$474,868	100.00%
Cost of sales	68,917	54.0%	61,603	54.6%	307,045	52.8%	257,651	54.3%
Gross profit	58,700	46.0%	51,308	45.4%	274,504	47.2%	217,217	45.7%
Selling, general, and administrative expense	43,680	34.2%	31,022	27.5%	172,480	29.7%	131,443	27.7%
Operating income	15,020	11.8%	20,286	18.0%	102,024	17.5%	85,774	18.1%
Other income (expense):
Interest expense	(3,143)	-2.5%	(1,058)	-0.9%	(9,870)	-1.7%	(4,047)	-0.9%
Other income (expense), net	(296)	-0.2%	(122)	-0.1%	(2,576)	-0.4%	4,312	0.9%
Total other income (expense)	(3,439)	-2.7%	(1,180)	-1.0%	(12,446)	-2.1%	265	0.1%
Earnings before income taxes	11,582	9.1%	19,106	16.9%	89,579	15.4%	86,039	18.1%
Income tax expense (benefit)	(402)	-0.3%	2,808	2.5%	12,907	2.2%	14,477	3.0%
Income from continuing operations	11,984	9.4%	16,298	14.4%	76,672	13.2%	71,562	15.1%
Loss from discontinued segment's operations and impairment of, related assets, net of tax benefits of $-0-, $6,135, $442 and $8,394	—	0.0%	(8,780)	-7.8%	(222)	0.0%	(11,040)	-2.3%
Net earnings	$11,984	9.4%	$7,518	6.7%	$76,450	13.1%	$60,522	12.7%
Earnings per share:
Diluted
Continuing operations	$0.37		$0.50		$2.36		$2.29
Discontinued operations	—		$(0.27)		$(0.01)		$(0.35)
Total diluted earnings per share	$0.37		$0.23		$2.35		$1.94
Weighted average common shares used in computing net earnings per share
Diluted	32,529		32,315		32,589		31,261

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HELEN OF TROY LIMITED AND SUBSIDIARIES
Selected Consolidated Balance Sheet Information
(unaudited)
(in thousands)

	2/28/2005	2/29/2004
Cash and equivalents	$21,752	$53,048
Trading securities, at market value	192	692
Accounts receivable	111,739	72,801
Inventories	137,475	104,057
Total current assets	287,234	243,740
Total assets	811,449	489,609
Total current liabilities	130,922	77,295
Total-long term liabilities	260,000	45,000
Stockholders' equity	420,527	350,103

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HELEN OF TROY LIMITED AND SUBSIDIARIES
EBITDA EXCLUDING DISCONTINUED OPERATIONS
(unaudited)
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	2/28/2005	2/29/2004	2/28/2005	2/29/2004
Net earnings from continuing operations	$11,984	$16,298	$76,672	$71,562
Interest income/Expense, net	3,226	975	9,511	3,609
Income tax expense	(402)	2,808	12,907	14,477
Depreciation and amortization	2,956	1,566	9,708	6,128
EBITDA (Earnings before interest, taxes, depreciation and amortization) excluding discontinued operations	$17,764	$21,647	$108,798	$95,776
This information may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table which reconciles these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release.

Management believes the presentation of these non-GAAP financial measures, in connection with the results of the fiscal quarter and twelve months ended February 28, 2005, provide useful information to investors regarding our results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance and factors that influenced performance during the period under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not as a substitute for financial measures prepared in accordance with GAAP.

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2005